EXHIBIT 99.2



NEWS RELEASE



Contact:
Michael Jorgenson
Executive Vice President
DOBI Medical Systems, Inc.
1200 MacArthur Blvd
Mahwah, NJ 07430
201-760-6464 Phone
201-760-8860 Fax
www.dobimedical.com


                       LIONS GATE SHARES FOLLOWING MERGER
                              AND PRIVATE PLACEMENT



MAHWAH, NJ, DECEMBER 9, 2003 - Lions Gate Investment Limited (Lions Gate) (LGIV.OB) announced today that immediately following the closing of the merger and the first tranche of the private placement described in the company press release of this same date, Lions Gate had outstanding 37,661,650 shares of common stock, warrants to purchase 16,093,770 shares of Lions Gate common stock, and options to purchase 1,472,000 shares of Lions Gate common stock.


FORWARD LOOKING STATEMENTS

This release contains certain "forward looking statements", relating to the business of DOBI Medical, which can be identified by the use of forward looking terminology such as "believes", "expects", or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. DOBI Medical Systems is under no obligation (and expressly disclaims any such obligation) to update or alter its forward looking statements whether as a result of new information, future events or otherwise.